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                                                                  Exhibit 10.6.4


               FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


       THIS FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Second Amendment") is made and entered into as of this 1st day of April, 2003, by and between STANDARD PARKING CORPORATION, (formerly known as "APCOA/Standard Parking, Inc."), a Delaware corporation (the "Company") and JAMES A. WILHELM ("Executive").

                                    RECITALS

       A. The Company and Executive are parties to an Executive Employment Agreement dated August 1, 1999 (the "Employment Agreement"), which was modified pursuant the First Amendment to Executive Employment Agreement dated April 25, 2001 ("First Amendment"), the Second Amendment dated October 19, 2001 (the "Second Amendment") and Third Amendment dated January 31, 2002. The Employment Agreement, the First Amendment, Second Amendment and Third Amendments are hereinafter collectively referred to as the "Employment Agreement". All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Employment Agreement.

       B. The Company and Executive desire to amend certain terms of the Employment Agreement as hereinafter set forth.

       NOW, THEREFORE, the Employment Agreement is hereby amended in the following respects:

       1. Subparagraph (j) of Paragraph 4 is hereby amended by inserting the following subparagraph (iii) immediately and sequentially following the existing subparagraph (ii):

              "(iii) Notwithstanding anything to the contrary contained in this Paragraph 4, in the event the Executive's employment is terminated by reason of the Executive's Permanent Disability during the Employment Period, the Company shall pay to Executive or the Executive's legal representative, as applicable, (a) the Executive's Salary for the duration of the Employment Period in effect immediately before the Date of Termination, provided that any such payments made to Executive shall be reduced by the sum of the amounts, if any payable to the Executive under any disability benefit plans of the Company or under any Social Security disability insurance program and (b) any earned and unpaid Annual Bonus for any calendar year ended prior to the Date of Termination and a prorated Annual Bonus to the Date of Termination."


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       2.     Except as specifically amended by this Fourth Amendment the
Employment Agreement shall remain unchanged and in full force and effect.

       IN WITNESS WHEREOF, Executive and the Company have executed this Fourth Amendment as of day and year first above written.


Standard Parking Corporation


By:    /s/ John V. Holten
       ----------------------
       John V. Holten
       Chairman of the Board


Executive:


       /s/ James A. Wilhelm
       ----------------------
       James A. Wilhelm


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